UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 6, 2011

(September 6, 2011)

OBSCENE JEANS CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-166064 (Commission File Number)	27-1070374 (IRS Employer Identification No.)

5624 Palmer Blvd.

Sarasota, Florida 34232

(Address of principal executive offices) (Zip Code)

(941) 928-5626

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 6, 2011, Robert Federowicz, Director, Chief Executive Officer (“CEO”) and Secretary of Obscene Jeans Corporation (the “Company”), resigned from all positions held with the Company, including as a director of the Company. There was no disagreement between the Company and Mr. Federowicz at the time of Mr. Federowicz’s resignation from the Company.

Also on September 6, 2011, the Company appointed Rachel Stark-Cappelli as Director, CEO and President to replace Mr. Federowicz.  Ms. Stark-Cappelli will serve as a director until her successor has been elected at the next annual meeting of the Company’s shareholders or until her earlier resignation, removal, or death, and Ms. Stark-Cappelli has not been appointed to any committees of the Board as the Board does not presently have any committees. Ms. Stark-Capelli is 41 years old.

Ms. Stark-Cappelli is the Company’s founder and served as its sole director and officer from its inception in September 2009 until her resignation in December 2010. From December 2010 until the present, she has served as vice president of the Company. Ms. Stark-Cappelli developed her management and fashion design skills over a sixteen year period based both out of Florence, Italy and Miami, Florida. From January 1993 to January 1998, Ms. Stark-Capelli was the head buyer for Misuri, s.r.l. where she collaborated with multiple buyers to facilitate the marketing efforts of new products, development of promotional calendars, product launches and employee incentive programs as well as buying inventory for the company's retail locations. From January 1998 to June 2006, Ms. Stark-Capelli was the president of Excentrix s.r.l. based in Florence, Italy. There she designed and sourced production of the Company's jean collection as well as t-shirts, jackets and sweatshirts to complement the jean line for distribution throughout Europe, Asia and the U.S. From June 2006 to September 2009, Mr. Stark-Capelli acted as the president of Stark Enterprises where she coordinated premium market corporate gifting, casino and hotel give-aways and corporate profit redemption programs.

Ms. Stark-Cappelli holds a bachelor’s degree in psychology from the University of Maryland.

Ms. Stark-Cappelli does not have a written employment agreement or other compensatory agreement in place with the Company.  She is being paid $10,000 per month for her services to the Company.

The Company has not entered into any transactions with Ms. Stark-Cappelli described in Item 404(a) of Regulation S-K.

Ms. Stark-Cappelli was not appointed pursuant to any arrangement or understanding between Ms. Stark-Cappelli and any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 6, 2011

Obscene Jeans Corporation

By:    /s/ Rachel Stark-Cappelli

Rachel Stark-Cappelli, CEO